EXHIBIT 99.1

 (BW)(BUFFETS) Buffets, Inc. Announces Results for Quarter Ended April 9, 2003

         EAGAN, Minn.--(BUSINESS WIRE)--May 8, 2003--Buffets, Inc., the nation's leading owner and operator of buffet-style restaurants, today reported results for the third quarter of its 2003 fiscal year (the 16-week period ended April 9, 2003).

         Buffets reported sales for the quarter ended April 9, 2003, of $293.7 million, versus sales for the 16-week period ended April 24, 2002 (referred to as the comparable quarter in the prior year) of $320.8 million. The 8.4% decline in sales for the quarter ended April 9, 2003 was primarily attributable to a decline in same store sales of 6.4%. This same store sales decline reflected a 1.4% increase in pricing and a 7.8% decline in guest traffic. Guest traffic was adversely impacted by severe winter weather in December, January and February, the Iraqi War and an Easter calendar shift. Easter was celebrated in March in the comparable quarter in the prior year, but occurs in the fourth quarter in this fiscal year. Additionally, operating weeks were down in the most recent quarter by approximately 3.2% compared to the comparable quarter in the prior year, primarily due to the closure of 18 under-performing units over the past 12 months. The impact of these closures was partially offset by the opening of five units over the past 12 months. Average weekly sales per unit of $47,645 for the quarter ended April 9, 2003 decreased by 5.5% as compared to average weekly sales per unit during the comparable quarter in the prior year.

         Net income for the 16-week period ended April 9, 2003 was $1.7 million, as compared with net income of $8.4 million for the comparable quarter in the prior year.

         Sales for the 40-week, year-to-date period ended April 9, 2003, were $750.4 million, versus sales for the comparable prior year period ended April 24, 2002 of $797.7 million. The 5.9% decline in year-to-date 2003 sales was primarily attributable to a decline in same store sales of 4.4%. This same store sales decline reflected a 1.7% increase in pricing and a 6.1% decline in guest traffic. Additionally, 2003 year-to-date operating weeks were down by approximately 3.4%. Average weekly sales per unit of $48,178 for the year-to-date period ended April 9, 2003 decreased by 2.6% as compared to average weekly sales per unit during the comparable prior year period.

         Net income was $4.1 million for the 40-week, year-to-date period ended April 9, 2003, compared with net income of $15.2 million for the comparable prior year period. Year-to-date net income for fiscal 2003 included a pretax charge of approximately $5.4 million associated with the completion of a sale and leaseback transaction with respect to 27 restaurants on December 11, 2002, largely offset by a $5.0 million reduction in goodwill amortization attributable to the adoption of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in January 2002.

         Believing high quality food offerings are key to driving traffic, on April 10th Buffets launched a Barbecue promotion, supported by a national advertising campaign. This promotion, running on Thursdays and Saturdays and featuring "all you care to eat" pork ribs, beef ribs, barbeque beef, sausage and a range of complimentary side dishes, will run through much of the remainder of fiscal 2003. Buffets is also testing multiple new food offerings, including prime rib, steaks, pork loin, salmon, a broad variety of fresh vegetables, fresh bread and expanded dessert offerings for roll-out in fiscal 2004. While many new products will be rolled-out nationally, some will target specific regions.

         Buffets announced that its Chief Operating Officer, David Goronkin, has resigned on amicable terms to pursue his personal leadership goals. Mr. Goronkin's responsibilities will be assumed by Buffets' Chief Executive Officer, Kerry Kramp.

         Buffets will be discussing its operating results in a conference call on Thursday, May 8, 2003, at 3:00 p.m. (Eastern). The conference call phone and ID numbers are 1-888-228-7864 and 9691043, respectively. The conference call leader is Kerry Kramp, CEO of Buffets. The conference call will be available for playback through Friday, May 16, 2003 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687. Request conference ID number 9691043. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

         Buffets, Inc. currently operates 385 restaurants in 35 states (364 buffet restaurants, principally as Old Country Buffet(R) or HomeTown Buffet(R), 13 Original Roadhouse Grill(SM) restaurants and 8 Tahoe Joe's Famous Steakhouse(R) restaurants) and franchises 23 buffet restaurants in ten states.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. Buffets has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe Buffets' business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general business and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets' business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, governmental regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the "Risk Factors" section contained in Buffets' registration statement filed with the Securities and Exchange Commission on December 27, 2002. These statements reflect Buffets' current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. Buffets disclaims any obligation to update forward-looking statements.



Contacts:     R. Michael Andrews, Jr.       or       Don Van der Wiel
              Chief Financial Officer                Vice President, Controller
              Buffets, Inc.                          Buffets, Inc.
              (651) 365-2626                         (651) 365-2789

                         Buffets, Inc. and Subsidiaries
                      Condensed consolidated balance sheets
                                   (Unaudited)
                        (In thousands, except share data)

                                                           July 3,     April 9,
                                                            2002        2003
                                                         ---------    ---------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ..........................  $   8,304    $   9,205
   Receivables ........................................      8,682        6,559
   Inventories ........................................     18,632       18,485
   Prepaid expenses and other current assets ..........     10,086        7,926
   Deferred income taxes ..............................     19,000       14,400
   Due from parent ....................................         12            6
                                                         ---------    ---------
         Total current assets .........................     64,716       56,581

PROPERTY AND EQUIPMENT, net ...........................    198,350      165,724

GOODWILL ..............................................    312,163      312,163

ASSETS HELD FOR SALE ..................................     24,952       22,794

DEFERRED INCOME TAXES .................................         --        3,425

OTHER ASSETS, net .....................................     15,445       15,088
                                                         ---------    ---------
         Total assets .................................  $ 615,626    $ 575,775
                                                         =========    =========


                      LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES:
   Accounts payable ...................................  $  37,419    $  43,184
   Accrued liabilities ................................     92,442       80,421
   Income taxes payable ...............................      2,804        2,707
   Current maturities of long-term debt ...............      2,450        2,048
                                                         ---------    ---------
         Total current liabilities ....................    135,115      128,360

LONG-TERM DEBT, net of current maturities .............    463,767      423,021

DEFERRED INCOME TAXES .................................        175           --

DEFERRED LEASE OBLIGATIONS ............................     18,829       19,385

OTHER LONG-TERM LIABILITIES ...........................      4,525        7,708
                                                         ---------    ---------
         Total liabilities ............................    622,411      578,474

SHAREHOLDER'S DEFICIT
   Common stock; $.01 par value, 100 shares authorized;
      100 shares issued and outstanding ...............         --           --
   Accumulated deficit ................................     (6,785)      (2,699)
                                                         ---------    ---------
         Total shareholder's deficit ..................     (6,785)      (2,699)
                                                         ---------    ---------
         Total liabilities and shareholder's deficit ..  $ 615,626    $ 575,775
                                                         =========    =========

                         Buffets, Inc. and Subsidiaries
                    Condensed consolidated income statements
                                   (Unaudited)
                                 (In thousands)


                                                    Sixteen Weeks Ended         Forty Weeks Ended
                                                    ---------------------     ----------------------
                                                    April 24,    April 9,     April 24,     April 9,
                                                      2002         2003         2002         2003
                                                    --------     --------     --------      --------


RESTAURANT SALES .................................  $ 320,755    $ 293,684    $ 797,668    $ 750,371

RESTAURANT COSTS:
   Food ..........................................     99,838       94,486      246,789      237,157
   Labor .........................................    100,527       95,153      250,342      241,062
   Direct and occupancy ..........................     71,819       69,239      180,028      174,209
                                                    ---------    ---------    ---------    ---------
               Total restaurant costs ............    272,184      258,878      677,159      652,428

ADVERTISING EXPENSES .............................      8,721        6,726       19,915       20,778

GENERAL AND ADMINISTRATIVE EXPENSES ..............     15,980       13,682       39,734       35,208

LOSS ON SALE AND LEASEBACK
    TRANSACTION ..................................         --           --           --        5,434

GOODWILL AMORTIZATION ............................         --           --        4,967           --
                                                    ---------    ---------    ---------    ---------
OPERATING INCOME .................................     23,870       14,398       55,893       36,523

INTEREST EXPENSE .................................     10,569       12,339       29,142       32,231

INTEREST INCOME ..................................       (180)         (77)        (609)        (308)

OTHER INCOME .....................................       (343)        (320)        (890)        (913)
                                                    ---------    ---------    ---------    ---------
INCOME BEFORE INCOME TAXES .......................     13,824        2,456       28,250        5,513

INCOME TAX EXPENSE ...............................      5,406          748       13,007        1,427
                                                    ---------    ---------    ---------    ---------
               Net income ........................  $   8,418    $   1,708    $  15,243    $   4,086
                                                    =========    =========    =========    =========

                         Buffets, Inc. and Subsidiaries
                 Condensed consolidated statements of cash flows
                                   (Unaudited)
                                 (In thousands)

                                                             Sixteen Weeks Ended       Forty Weeks Ended
                                                            ----------------------    --------------------
                                                             April 24,    April 9,    April 24,   April 9,
                                                               2002        2003         2002        2003
                                                             ---------    --------    --------    --------
OPERATING ACTIVITIES:
   Net income .............................................   $  8,418    $  1,708    $ 15,243    $  4,086
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Depreciation and amortization .......................     13,000      10,796      37,399      28,890
      Amortization of debt issuance cost ..................      1,061         638       2,864       1,526
      Deferred income taxes ...............................     (1,581)        (92)       (886)      1,000
      Accretion of original issue discount ................        238         227         595         568
      Deferred interest ...................................        404          --         991          --
      Loss on disposal of assets ..........................         28         365         244         582
      Loss on sale and leaseback transaction ..............         --          --          --       5,434
      Changes in assets and liabilities:
         Receivables ......................................         79         101      (4,552)      2,265
         Inventories ......................................        (42)       (284)        579         147
         Prepaid expenses and other current assets ........      1,423      (3,447)       (229)      2,160
         Due from parent ..................................        (27)        103         (14)          6
         Accounts payable .................................      1,528       8,434         177       7,757
         Accrued and other liabilities ....................     (3,862)    (25,446)      6,145     (10,894)
         Income tax payable ...............................      5,578       1,168       2,583         (97)
                                                              --------    --------    --------    --------
               Net cash provided by (used in) operating
                  activities ..............................     26,245      (5,729)     61,139      43,430
                                                              --------    --------    --------    --------

INVESTING ACTIVITIES:
   Proceeds from sale and leaseback transaction ...........      2,281          --      41,356      22,580
   Purchase of fixed assets ...............................     (7,931)     (6,379)    (25,969)    (20,828)
   Proceeds from sale of other assets .....................         --         747       1,651         747
   Purchase of other assets ...............................       (596)       (166)       (970)       (233)
                                                              --------    --------    --------    --------
               Net cash provided by (used in) investing
                  activities ..............................     (6,246)     (5,798)     16,068       2,266
                                                              --------    --------    --------    --------

FINANCING ACTIVITIES:
   Repayment of debt ......................................    (33,660)    (18,568)    (78,556)    (41,716)
   Debt issuance costs ....................................         --        (322)       (823)     (3,079)
                                                              --------    --------    --------    --------
               Net cash used in financing activities ......    (33,660)    (18,890)    (79,379)    (44,795)
                                                              --------    --------    --------    --------

NET CHANGE IN CASH AND CASH EQUIVALENTS ...................    (13,661)    (30,417)     (2,172)        901

CASH AND CASH EQUIVALENTS, beginning of period.............     27,555      39,622      16,066       8,304
                                                              --------    --------    --------    --------

CASH AND CASH EQUIVALENTS, end of period ..................   $ 13,894    $  9,205    $ 13,894    $  9,205
                                                              ========    ========    ========    ========
